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Exhibit 10.1

MERRILL CORPORATION
1999 STOCK OPTION PLAN

1.    Purpose of Plan.

        The purpose of the Merrill Corporation 1999 Stock Option Plan (the "Plan") is to advance the interests of Merrill Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.    Definitions.

        In addition to the capitalized terms otherwise defined herein, the following additional capitalized terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1    "Adverse Action" means the actions described in Section 10.5(b) of the Plan.

        2.2    "Board" means the Board of Directors of the Company.

        2.3    "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

        2.4    "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary, or (v) an Adverse Action.

        2.5    "Code" means the Internal Revenue Code of 1986, as amended.

        2.6    "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.7    "Common Stock" means the voting class B common stock of the Company, $0.01 par value per share, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

        2.8    "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

        2.9    "DLJMB" means DLJ Merchant Banking Partners II, L.P. and all its affiliated entities as described in the Investors' Agreement.

        2.10    "DLJMB Liquidation Event" means, except for transfers to Permitted Transferees (as defined in the Investors' Agreement), (i) a sale or other transfer by DLJMB of 90% or more of its shares of common equity in the Company (including all common equity originally purchased by DLJMB and any additional common equity purchased by DLJMB thereafter, whether voting, Class B or any other class of common equity created by the Company) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of the Company's common equity, (ii) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company, or (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

        2.11    "Enterprise Value" means a value equal to six times the Pro-Forma EBITDA as shown on the Company's consolidated statement of operations for its most recent fiscal year end.

        2.12    "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

        2.13    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.14    "Fair Market Value" means, with respect to the Common Stock, as of the Valuation Date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the NASDAQ National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the NASDAQ SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price shall be the Formula Value, or such other price as the Committee shall determine is appropriate in its sole discretion. The Committee's determination as to the Fair Market Value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Board or the Committee shall be liable for any determination regarding current values of the Common Stock that is made in good faith.

        2.15    "Formula Value" means the price determined on a Valuation Date by subtracting (i) Total Debt and (ii) Total Preferred Stock from the Enterprise Value, adding Total Cash to this difference and dividing such sum by the aggregate of the number of shares of capital stock of the Company outstanding on such Valuation Date (including all vested and unvested Shares) and all shares of common equity of the Company which may be issuable upon the exercise of options and warrants of the Company outstanding on such Valuation Date (whether or not then exercisable); provided, however, that any option which is not subject to a specific vesting schedule and only becomes fully exercisable upon a DLJMB Liquidation Event which realizes an internal rate of return in excess of fifty percent shall not be included in the outstanding option number on such Valuation Date.

        2.16    "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.17    "Investors' Agreement" means the Investors' Agreement, dated November 23, 1999, by and among the Company and its shareholders, as amended from time to time.

        2.18    "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

        2.19    "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

        2.20    "Partial Termination" means a change in the Participant's employment or other service with the Company and all its Subsidiaries such that the number of hours worked by such Participant is substantially reduced for any reason as the Committee in its sole discretion may determine from the number of hours such Participant is required to work for the Company or Subsidiary and such reduction is expected to extend for an indefinite period of time.

        2.21    "Participant" means an Eligible Recipient who receives one or more Options under the Plan, and to the extent such Participant transfers any Option granted under this Plan to a Permitted Transferee (as defined in the Investors' Agreement) in accordance with the terms of the Investors' Agreement such term shall mean the Participant and such Permitted Transferee of such Participant.

        2.22    "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

        2.23    "Pro-Forma EBITDA" means earnings before interest, taxes, depreciation, amortization and non-cash compensation expenses as computed using generally accepted accounting principles on a pro-forma basis as allowed by Regulation S-X of the Securities Act.

        2.24    "Repurchase Date" means the date set forth in Section 7.7 of the Plan.

        2.25    "Repurchase Right" means the Company's irrevocable and exclusive right to repurchase from the Participant all shares of Common Stock previously acquired upon exercise of an Option, at a price equal to the exercise price paid by the Participant to acquire such shares of Common Stock, in the event a Participant's employment or other service with the Company and all its Subsidiaries is terminated by the Company or any Subsidiary for Cause.

        2.26    "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Committee for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

        2.27    "Securities Act" means the Securities Act of 1933, as amended.

        2.28    "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        2.29    "Tax Date" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Option.

        2.30    "Total Cash" means the total amount of cash and cash equivalents shown on the Company's consolidated balance sheet as of its most recent fiscal year end.

        2.31    "Total Debt" means any indebtedness of the Company in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, except any such balance that constitutes an accrued expense, trade payable or customer contract advance, if and to the extent that any of the foregoing (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet as of its most recent fiscal year end.

        2.32    "Total Preferred Stock" means the total amount of the liquidation preference on all of the Company's issued and outstanding preferred stock as of its most recent fiscal year end.

        2.33    "Valuation Date" means a date on which the Committee shall determine the Fair Market Value of the Common Stock, which date shall be no more than ninety (90) days following the Company's fiscal year end.

3.    Plan Administration.

        3.1    The Committee.    The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. The committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

        3.2    Authority of the Committee.

          (a)   In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be granted to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options, or vesting of Options, may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

          (b)   The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions or vesting relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option for purposes of this Plan.

          (c)   In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.    Shares Available for Issuance.

        4.1    Maximum Number of Shares Available.    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 825,000 shares of Common Stock.

        4.2    Accounting for Options.    Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. In addition, in the event that any shares of Common Stock that are issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such shares will automatically again become available for issuance under the Plan, except that any such shares so reacquired will not be available for issuance in connection with the exercise of Incentive Stock Options unless permitted by Section 422 of Code and the rules and regulations thereunder.

        4.3    Adjustments to Shares and Options.

          (a)    General.    In the event that the Committee determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, affects the Options such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares of Common Stock of the Company (or number and kind of other securities or property) available for issuance or payment under the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Options, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Option.

          (b)    Mergers and Consolidations.    Without limiting the authority of the Committee to take any actions deemed appropriate under Section 4.3(a) of the Plan, in the event that the Company is a party to a merger or consolidation, outstanding Options under the Plan will be subject to the agreement of merger or consolidation, and such agreement, without the Participants' consent, may provide for the following:

              (i)  If the Company is the surviving corporation in connection with such merger or consolidation, the continuation of outstanding Options by the Company.

             (ii)  If the Company is not the surviving corporation in connection with such merger or consolidation, the assumption of the Plan and the outstanding Options by the surviving corporation or its parent or the substitution by the surviving corporation or its parent of options with substantially similar terms for such outstanding Options.

5.    Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.    Options.

        6.1    Grant.    An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

        6.2    Exercise Price.    The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option (110% of the Fair Market Value if, at the time the Non-Statutory Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

        6.3    Exercisability and Duration.    Subject to Section 7 hereof, an Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

        6.4    Payment of Exercise Price.    The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

        6.5    Manner of Exercise.    An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission (with written confirmation via the mail to follow such electronic transmission) or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

        6.6    Aggregate Limitation of Stock Subject to Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

        6.7    Investors' Agreement.    Upon exercise of an Option under the Plan each Participant shall become a party to the Investors' Agreement. Each Participant who (i) is an employee of the Company or any Subsidiary reporting directly to the Chief Executive Officer ("CEO") or Chief Operating Officer ("COO") of the Company or (ii) acquires more than a certain percentage of the Common Stock available for issuance under the Plan as determined by the Committee in its sole discretion from time to time, shall be deemed a "Co-invest Management Stockholder" for all purposes of the Investors' Agreement and all other Participants who acquire shares of Common Stock under the Plan shall be deemed "Other Stockholders" for purposes of the Investors' Agreement, including, without limitation, all transfer restrictions and provisions thereof; provided, however, if a Participant after the exercise of the Option is no longer required to report directly to the CEO or COO such Participant shall thereafter be deemed an "Other Stockholder," and any "Other Stockholder" who acquires more than the percentage of the Common Stock available for issuance under the Plan as determined by the Committee or reports directly to the CEO or COO after the exercise of the Option shall thereafter be deemed a "Co-invest Management Stockholder," for all purposes of the Investors' Agreement. Notwithstanding anything to the contrary in the Plan, if the Investors' Agreement has terminated by its terms, the provisions of this Section 6.7 shall no longer apply.

7.    Effect of Termination of Employment or Other Service.

        7.1    Termination for Cause.    Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service with the Company and all its Subsidiaries is terminated by the Company or any Subsidiary for Cause, all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and all Options then held by the Participant, whether exercisable or not at the time of termination, will immediately terminate without notice of any kind, and the Company shall also have the right to exercise its Repurchase Right in the manner set forth in Section 7.7.

        7.2    Termination for Reasons Other Than Cause.    Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated other than for Cause by reason of voluntary resignation, death, Disability or Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year following the date the Participant's employment or other service is terminated, and any outstanding Options not exercisable as of the date of such termination will immediately terminate without notice of any kind.

        7.3    Partial Terminations.    In the event of a Partial Termination, the Committee shall have the right in its sole discretion to modify the terms of any unvested Options then held by the Participant at the time of the Partial Termination, including, without limitation, the right to immediately terminate without notice of any kind all rights the Participant has in any unvested Options then held by the Participant at the time of the Partial Termination.

        7.4    Modification of Rights Upon Termination.    Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

        7.5    Exercise of Incentive Stock Options Following Termination.    Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

        7.6    Date of Termination of Employment or Other Service.    Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

        7.7    Exercisability of Repurchase Right.    If the Company elects to exercise its Repurchase Right, the Company shall give the Participant written notice of its intent to exercise its Repurchase Right (the "Notice of Repurchase") within sixty (60) days of such Participants termination of employment or other service. The Notice of Repurchase shall specify (i) the number of shares of Common Stock the Company intends to repurchase, (ii) the applicable purchase price for such shares of Common Stock, and (iii) the date the Company expects to purchase such shares of Common Stock from the Participant which date shall be no later than thirty (30) days following the Valuation Date in the fiscal year immediately following the fiscal year in which the Participant's employment or other service is terminated (the "Repurchase Date"). On or before the Repurchase Date, the Participant shall deliver to the Company the stock certificates representing the shares of Common Stock being purchased by the

Company, properly endorsed for transfer. By such delivery of such certificates, the Participant warrants that (i) the Participant has good title to, the right to possession of, and the right to sell, the shares of Common Stock, (ii) such shares of Common Stock are free and clear of all pledges, liens, encumbrances, charges, proxies, restrictions, options, transfers and other adverse claims, except such as have been imposed by the Plan or the Investors' Agreement, and except such restrictions on transfer as may be imposed by federal or state securities laws, and (iii) the Participant shall hold harmless the Company from all costs, expenses and fees incurred in defending title and right to possession. On the Repurchase Date, the Company shall pay to the Participant the total purchase price for the shares of Common Stock to be purchased by the Company. Notwithstanding anything to the contrary in the Plan, however, the Company shall only be required to pay for such shares of Common Stock as rapidly as permissible without violating any loan covenants or other contractual restrictions applicable to, and binding upon, the Company, and any amounts not paid to the Participant on the Repurchase Date will bear interest at a fixed rate of interest equal to eight percent (8%) per annum; provided, however, that such interest rate shall not exceed the rate permitted by applicable law. The Company shall only be required to repurchase shares of Common Stock pursuant to this Section 7.7 to the extent that such repurchase does not violate any applicable laws.

8.    Payment of Withholding Taxes.

        8.1    General Rules.    The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

        8.2    Special Rules.    The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

9.    DLJMB Liquidation Event.

        9.1    Acceleration of Vesting.    Without limiting the authority of the Committee under the Plan, if a DLJMB Liquidation Event occurs, then, unless otherwise provided by the Committee in its sole discretion, all unvested Options will vest in accordance with the terms and conditions of the written agreement entered into with the Participant to evidence the Option.

        9.2    Limitation on Payments in Connection with a DLJMB Liquidation Event.    Notwithstanding anything in Section 9.1 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of Options as provided in Section 9.1 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 9.1 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 9.2 will not apply, and any "payments" to a Participant pursuant to Section 9.1 of the Plan will be treated as "payments" arising under such separate agreement.

10.    Rights of Eligible Recipients and Participants; Transferability.

        10.1    Employment or Service.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

        10.2    Rights as a Shareholder.    As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

        10.3    Restrictions on Transfer.    Unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise; provided, however, once a Participant exercises an Option all shares of Common Stock issued upon exercise of the Option will be subject to the transfer restrictions and other provisions set forth in the Investors' Agreement.

        10.4    Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

        10.5    Restrictions Regarding Employment or Service.

            (i)  Notwithstanding anything in the Plan to the contrary, in the event that a Participant takes an Adverse Action with respect to the Company or any Subsidiary (1) prior to such Participant's termination of employment or other service with the Company and all its Subsidiaries or (2) during the period ending twelve (12) months following the date of the Participant's termination of employment or other service with the Company and all Subsidiaries without Cause, the Committee in its sole discretion will have the authority to terminate immediately all rights of the Participant under the Plan and any agreement evidencing Options then held by the Participant without notice of any kind. In addition, to the extent that the Participant takes such Adverse Action during the period beginning twelve (12) months prior to, and ending twelve months following, such date of termination of employment or other service, the Committee in its sole discretion will have the authority to rescind the exercise of any Options of the Participant that were exercised during such period and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, the amount of any gain realized as a result of such rescinded exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.

           (ii)  For purposes of the Plan, an "Adverse Action" will mean any action by a Participant that the Committee, in its sole discretion, determines to be adverse to the interests of the Company or any Subsidiary, including, without limitation, (i) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (iii) interfering with the relationships of the Company or any Subsidiary and their respective employees and customers.

11.    Securities Law and Other Restrictions.

        11.1    Securities Law Restrictions.    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

        11.2    Other Restrictions.    The Committee may impose such other restrictions, including, without limitation, market stand-off provisions and rights of first refusal, as it deems appropriate in its sole discretion and will set forth any such restrictions that are not otherwise provided for by the Plan in the agreement evidencing such Option.

12.    Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or NASDAQ or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3, 5, 7.3, 9 and 10.5 of the Plan.

13.    Effective Date and Duration of the Plan.

        The Plan is effective as of December 20, 1999, the date it was adopted by the Board. The Plan will terminate at midnight on December 19, 2009, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

14.    Miscellaneous.

        14.1    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

        14.2    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

FIRST AMENDMENT TO 1999 STOCK OPTION PLAN

        THIS FIRST AMENDMENT TO 1999 STOCK OPTION PLAN, dated January 30, 2003, amends the 1999 Stock Option Plan of Merrill Corporation (the "Plan"), such amendment being effective as of the date hereof. Except to the extent amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

Increase in Maximum Number of Shares Available

        To increase the maximum number of shares of Common Stock (as defined in the Plan) that will be available for issuance under the Plan, Section 4.1 of the Plan is hereby amended by replacing the number "825,000" with "1,225,000".

SECOND AMENDMENT TO 1999 STOCK OPTION PLAN

        THIS SECOND AMENDMENT TO 1999 STOCK OPTION PLAN, effective as of December 1, 2003, amends the 1999 Stock Option Plan of Merrill Corporation (as previously amended, the "Plan"). Except to the extent amended hereby, the Plan shall remain in full force and effect in accordance with its terms. The amendments to the Plan herein shall only apply to grants under the Plan on or after the effective date hereof.

        1.     The Plan is hereby amended by adding the following provisions to the Plan as a new Section 9.3 (such new provisions to immediately follow the existing Section 9.2 of the Plan):

          9.3.    Additional Rights in Connection with a DLJMB Liquidation Event.    Without limiting the authority of the Committee under the Plan, the Committee may elect, in its sole discretion, to proceed pursuant to this Section 9.3 in connection with the occurrence of a DLJMB Liquidation Event.

            (a)   The Committee may determine that no additional vesting of an Option shall occur in connection with or after such DLJMB Liquidation Event (without notice of any kind). In connection therewith, the Committee may determine for each share of Common Stock subject to such Option (each an "Option Share") an amount that is equal to (i) the per-share amount received in connection with such DLJMB Liquidation Event by a holder of shares of common equity of the Company who is not a DLJMB Entity, minus (ii) the per share price to be paid by the Participant holding such Option in the event of an exercise of such Option (the result of the foregoing being the "Per-Option Share Amount").

            (b)   For the portion of such Option that is vested immediately prior to such DLJMB Liquidation Event, the Company may pay to such Participant, in cash, an amount equal to the Per-Option Share Amount for each Option Share subject to such vested portion of such Option, with such payment being due on or before the 10th business day following the effective date of such DLJMB Liquidation Event.

            (c)   For the portion of such Option that is not yet vested immediately prior to such DLJMB Liquidation Event, the Committee may cause the Company to, subject to Section 9.3(d) below, on or before the 10th business day following the effective date of such DLJMB Liquidation Event, place an amount equal to the Per-Option Share Amount for each Option Share subject to such unvested portion of such Option (along with any or all corresponding amounts payable to other Option holders under the Plan) in an escrow account, a so-called "Rabbi Trust" or a similar account or fund under terms determined by the Company from time to time, in its discretion; provided, however, that (i) the Company shall pay (or cause to be paid) to such Participant such amount in installments over a period that is the shorter of two years from the date of such DLJMB Liquidation Event or the remainder of the period in which such Option would otherwise have vested in full pursuant its vesting schedule (assuming, for purposes of this clause, that such Option is governed entirely by the applicable Participant's time-based option vesting schedule, or if no such schedule exists, then as stated in the agreement between such Participant and the Company governing such Option), (ii) such installments shall be allocated equally over such period and shall not be paid less frequently than once per calendar quarter, (iii) any (if any) interest or other earnings or proceeds earned thereon shall be for the benefit of such Participant and (iv) the Company may cause such portion of such amount to be prepaid to such Participant in whole or in part at any time and from time to time, including on or before such 10th business day following the effective date of such DLJMB Liquidation Event.

            (d)   If the Committee elects to proceed pursuant to this Section 9.3, then notwithstanding any other provision herein, the following shall apply:

                (i)  Such Option shall be cancelled and terminated without notice of any kind, and such Participant shall have no right with respect thereto, except the right to receive payment under the terms, and subject to the conditions, of this Section 9.3. If the

      Per-Option Share Amount is less than or equal to $0, then such Option shall be cancelled and terminated without notice of any kind, and such Participant shall have no right with respect thereto, including without limitation any right to receive any payment under this Section 9.3 or otherwise under any agreement regarding such Option or the Plan.

               (ii)  If, in connection with or after such DLJMB Liquidation Event, such Participant's employment or other service with the Company or any Subsidiary is terminated for Cause or by resignation by such Participant (other than a bona fide retirement substantiated and documented as determined, and subject to conditions stated, by the Company), then after the effective date of such termination or resignation (as applicable) no amount whatsoever shall be payable to such Participant regarding the portion of such Option that is not yet vested immediately prior to such DLJMB Liquidation Event (including under Section 9.3(c) above) and all amounts in respect of such Option held in an escrow account, a so-called "Rabbi Trust" or a similar account or fund pursuant to Section 9.3(c) above shall immediately revert to and be owned by the Company.

              (iii)  In electing how to proceed under Section 9.3(c) above, the Committee shall not place any amount in an escrow account, a so-called "Rabbi Trust" or a similar account or fund (as contemplated in such Section), unless (A) such placement is not a taxable event in which income is presently recognized for any Option holder under the Plan at the time the Company does so or (B) if such placement is a taxable event described in the preceding clause (A), then the Company causes there to be a payment of tax, or takes such other action, so that such taxable event does not cause any reduction (from withholding or otherwise) in such Participant's usual and regular employment compensation. (As examples only, the Company could withhold from such amount the taxes required to be withheld by it and then place only the balance in such an escrow account, so-called "Rabbi Trust" or similar account or fund, or the Company could make a gross up payment to such Participant (and the corresponding withholdings therefrom) at the: time of such placement in an amount sufficient to pay such Participant's associated tax obligations.) If the Company is not able to so place such amount without such placement being such a taxable event and the Company does not take any such action contemplated by the preceding clause (B), then the Company shall pay to such Participant the amount owed under Section 9.3(c) regarding such unvested portion of the Option on or before the 10th business day following the effective date of such DLJMB Liquidation Event.

              (iv)  The Company shall only be required to make payments in connection with this Section 9.3 as rapidly as is permissible to avoid breaching or violating, or creating or accelerating any right or obligation with respect to, any loan, credit or debt arrangement, or any covenant, obligation or other contractual restriction, then applicable to, or binding upon, the Company provided, however, that at and after a DLJMB Liquidation Event, the foregoing shall not restrict any such payment to a greater extent than such payment could have been restricted based on any loan, credit or debt arrangement. or any covenant, obligation or other contractual restriction that applied to, or was binding upon, the Company immediately prior to such DLJMB Liquidation Event.

               (v)  For purposes of this Section 9.3, the "Company" means, at any time prior to such DLJMB Liquidation Event, Merrill Corporation, and "Company" means, at any time after such DLJMB Liquidation Event, Merrill Corporation or a successor entity of Merrill Corporation (or a successor to, or transferee of, all or substantially all of its assets) as a result of such DLJMB Liquidation Event (including without limitation any surviving entity of a merger or consolidation with Merrill Corporation).

        2.     Each reference in Section 9.2 of the Plan is hereby amended to also be a reference to Section 9.3 of the Plan.

2

THIRD AMENDMENT TO 1999 STOCK OPTION PLAN

        THIS THIRD AMENDMENT TO 1999 STOCK OPTION PLAN, dated February 13, 2006, amends the 1999 Stock Option Plan of Merrill Corporation (the "Plan") such amendment being effective as of the date hereof. Except to the extent amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

Increase the Maximum Number of Shares Available

        To increase the maximum number of shares of Common Stock (as defined in the Plan) that will be available for issuance under the Plan, Section 4.1 of the Plan is hereby amended by replacing the number "1,225,000" with "1,525,000".

QuickLinks

  Exhibit 10.1
MERRILL CORPORATION 1999 STOCK OPTION PLAN
FIRST AMENDMENT TO 1999 STOCK OPTION PLAN
SECOND AMENDMENT TO 1999 STOCK OPTION PLAN
THIRD AMENDMENT TO 1999 STOCK OPTION PLAN
Increase the Maximum Number of Shares Available